                                     FORM OF
                   THIRTEENTH AMENDMENT TO CUSTODIAN CONTRACT
                         THE HARTFORD MUTUAL FUNDS, INC.

                            Effective April 29, 2005

State Street Bank and Trust Company
801 Pennsylvania
Kansas City, MO 64105

Re: THE HARTFORD MUTUAL FUNDS, INC.
    CUSTODIAN CONTRACT - NOTICE OF ADDITIONAL PORTFOLIOS

Dear Sir or Madam:

This notice of additional portfolios is provided to you pursuant to Section 17 of the Custodian Contract between The Hartford Mutual Funds, Inc. (the "Fund") and State Street Bank dated July 15, 1996, as amended (the "Contract").

The Fund hereby requests that State Street act as Custodian for the following new portfolios of the Fund under the terms of the Contract:

-     THE HARTFORD CAPITAL APPRECIATION II FUND

-     THE HARTFORD FLOATING RATE FUND

-     THE HARTFORD SELECT MIDCAP VALUE FUND

Please indicate your acceptance by executing two copies of this letter, returning one to the Fund and retaining one for your records.

                                             THE HARTFORD MUTUAL FUNDS, INC.

                                             By: ________________
                                             Name: John C. Walters
                                                   Title: President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: ___________________
Name: _________________
Title: ________________